UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: December 9, 2016 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

10655 NE 4th St., Ste. 801, Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2016, the Company accepted the resignation of Khalil Abu Al Rubb as a member of the Board of Directors.  Mr. Al Rubb did not resign due to any disagreements known to an executive officer of the Company on any matter relating to the registrant’s operations, policies or practices.

On December 9, 2016, the following individuals were appointed to the Board of Directors:

Maury Blackman

Mark Schwartz

Kenwei Chong

There have been no transactions between the above-named individuals and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between the newly-appointed directors and any officer or director of the Company.

Following is a brief description of the business experience for the newly-appointed directors:

Maury Blackman

Mr. Blackman is a special advisor to the Board of Directors of Accela.  Prior to his appointment as special advisor, Mr. Blackman served as CEO of Accela since 2007.  Accela is a leading cloud player in the government IT sector.  Prior to joining Accela, Maury was a sales and marketing professional at Investools, formerly Telescan, Inc., and served as a Field Artillery Officer in the United States Army.  He is a graduate of the University of Houston with a Bachelor of Arts degree in Political Science.

Mark Schwartz

Since June, 2010, Mr. Schwartz has served as the Chief Information Officer (CIO) of U.S. Citizenship and Immigration Services (USCIS), a component of the Department of Homeland Security, where he has been engaged in a large transformation effort, moving applications to the public cloud and introducing agile and lean development, continuous delivery, and DevOps. Prior to this position, Mr. Schwartz was the CIO of Intrax Cultural Exchange, where his innovative Family Room application drove dramatic market share, revenue, and profit growth.  Mr. Schwartz is the author of The Art of Business Value.  He holds a B.S. degree in Computer Science from Yale University, an M.A. in Philosophy from Yale University, and an M.B.A. from Wharton.

Kenwei Chong

Mr. Chong’s early career was in foreign exchange and global fixed income analysis and funds management in New York City and San Francisco; and later as product development manager for foreign exchange and fixed income risk management at Bloomberg.  In 2001, Mr. Chong left the capital markets profession to pursue entrepreneurial interests and has been an active owner and investor in self-storage, physical and electronic records management and storage, restaurant and hospitality, food manufacturing and wholesale distribution, physical and virtual real estate investment and top level domain ventures.  Mr. Chong received his BA in Finance from Boston University and his Chartered Financial Analyst designation from the Association of Investment Management and Research.

SIGNATURES

Dated: December ____, 2016	DIGITALTOWN, INC By: /s/ Robert W. Monster_____________ Robert W. Monster, CEO